Exhibit 32.1

CERTIFICATION FURNISHED PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of Williams Coal Seam Gas Royalty Trust (the “Trust”) on Form 10-Q for the period ended June 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, not in its individual capacity but solely as the trustee of the Trust, certifies pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to its knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Date: August 9, 2004

BANK OF AMERICA, N.A., TRUSTEE FOR WILLIAMS COAL SEAM GAS ROYALTY TRUST
By:	/s/ RON E. HOOPER
Ron E. Hooper,
Senior Vice President, Royalty Management Bank of America, N.A.

A signed original of this written statement required by Section 906 has been provided to Williams Coal Seam Gas Royalty Trust and will be retained by Williams Coal Seam Gas Royalty Trust and furnished to the Securities and Exchange Commission or its staff upon request.